Exhibit (h)(3)(b)

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment, dated as of April 29, 2022, amends the Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2020, by and between Invesco Advisers, Inc., a Delaware corporation (the "Administrator") and AIM Funds Group (Invesco Funds Group), a Delaware statutory trust (the "Trust") is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the following Fund’s names:

FUND NAME	NEW FUND NAME
Invesco European Small Company Fund	Invesco EQV European Small Company Fund
Invesco International Small Company Fund	Invesco EQV International Small Company Fund

NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

APPENDIX A

TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM FUNDS GROUP (INVESCO FUNDS GROUP)

Portfolios	Effective Date of Agreement

Invesco EQV European Small Company Fund	July1, 2006

Invesco Global Core Equity Fund	July1, 2006

Invesco EQV International Small Company Fund	July1, 2006

Invesco Small Cap Equity Fund	July1, 2006

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

* The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month.

** Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.

Dated: April 30, 2022

INVESCO ADVISORS, INC.

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary

(SEAL)

AIM FUNDS GROUP

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

(SEAL)

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